Exhibit 5.1

February 6, 1998

Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
Foamex LLC
1000 Columbia Avenue
Linwood, Pennsylvania 19061

Re:  $98,000,000 13-1/2% Senior Subordinated Notes Due 2005 Exchange Offer

Ladies and Gentlemen:

         We have acted as counsel for Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation ("FCC", and together with Foamex, the "Issuers") and General Felt Industries, Inc., a Delaware corporation ("General Felt"), Foamex Fibers, Inc., a Delaware corporation ("Foamex Fibers") and Foamex LLC, a Delaware limited liability company ("FLLC", and together with General Felt and Foamex Fibers, the "Subsidiary Guarantors") in connection with the filing by the Issuers and the Subsidiary Guarantors of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended, an aggregate principal amount of $98,000,000 of the Issuers' 13-1/2% Senior Subordinated Notes due 2005 (the "New Notes") offered in exchange for a like principal amount of the Issuers' outstanding 13-1/2% Senior Subordinated Notes due 2005 (the "Old Notes") of which $98,000,000 is outstanding. The New Notes are to be issued pursuant to an indenture dated as of December 23, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors, Crain Holdings Corp., a Delaware corporation and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

         In rendering the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture, the

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Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
Foamex LLC
February 6, 1998
Page 2

Registration Rights Agreement, dated as of December 23, 1997 (the "Registration Rights Agreement"), among Foamex and the Subsidiary Guarantors, the form of the New Notes and the Registration Statement.

         In rendering the opinions contained herein, we have assumed (a) the due authorization, execution and delivery of each of the Indenture, the Registration Rights Agreement and the New Notes by each of the parties thereto, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as original, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.

         Based on the foregoing, we are of the opinion that (i) the New Notes, when duly issued and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Registration Rights Agreement and in accordance with the terms of the Exchange Offer as described in the Registration Statement, will constitute valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (ii) the Guarantees, upon the due issuance and authentication of the New Notes with the Guarantees endorsed thereon in accordance with the provisions of the Indenture and when the New Notes with the Guarantees endorsed thereon are delivered in exchange for the Old Notes pursuant to the Registration Rights Agreement and in accordance with the terms of the Exchange Offer as described in the Registration Statement, will constitute valid and binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity of at law).

Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
Foamex LLC
February 6, 1998
Page 3

         We do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America.

         We know that we are referred to as counsel who has passed upon the legality of the issuance of the New Notes and the Guarantees on behalf of Foamex in the Registration Statement filed with the Commission, and we hereby consent to such use of our name in said Registration Statement and to the filing of this opinion with said Registration Statement as Exhibit 5.1 thereto.

Very truly yours,

/s/ Willkie Farr & Gallagher